CONSENT OF MESSRS. BATTLE FOWLER


          We consent to the reference to our Firm under the heading "Federal Income Taxes" and "Investment Objectives and Policies" in Pre-Effective Amendement No. 1 to the Registration Statement on Form N-1A of Pennsylvania Daily Municipal Income Fund as filed with the Securities and Exchange Commission on November 13, 1992


                                                  s/s Battle Fowler
                                                      BATTLE FOWLER


New York, New York
November 13, 1992